                                                                   EXHIBIT 4.2.1

                             SKYSTREAM CORPORATION
                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT
                             DATED FEBRUARY 5, 1999

        This Amendment is made as of the 22nd day of March, 1999, by and among SkyStream Corporation, a California corporation (the "Company") and the undersigned purchasers listed on the signature page hereto under the heading Purchasers (collectively, the "Purchasers").

        WHEREAS, the Company desires to raise additional capital through the sale of additional shares of Series C Preferred Stock;

        WHEREAS, the Company and certain of the Purchasers are parties to the Second Amended and Restated Rights Agreement dated February 5, 1999 (the "Agreement") to which the Purchasers of the additional shares of Series C Preferred Stock shall be granted registration rights and rights of participation with respect to the Preferred Shares;

        IT IS HEREBY AGREED THAT certain sections of the Agreement as set forth below, are hereby amended:

1. The fifth and sixth paragraphs under the section heading "Recitals" that currently read as follows:

        "WHEREAS, the parties understand the Purchasers on Exhibit B represent the participants in the first closing under the Purchase Agreement and that additional participants may invest in one or more second closings to be held no later than 60 days thereafter; provided, however, that the aggregate number of shares of Series C Preferred sold to the Purchasers shall not exceed 2,000,000 shares. The Existing Shareholders agree that such additional Purchasers shall be treated as Purchasers hereunder upon such party's execution of a supplemental signature page to this Agreement and the addition of such person's name to Exhibit B hereto. Thereafter, the participants in closings after the first closing, but not later than 60 days thereafter, shall be Purchasers for purposes of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:"

are amended to read in their entirety as follows:

        "NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

        The parties understand the Purchasers on Exhibit B represent the participants in the first closing under the Purchase Agreement and that additional participants may invest in one or more second closings to be held on March 22, 1999 and on or prior to 60 days from March 22, 1999; provided, however, that the aggregate number of shares of Series C Preferred sold to the Purchasers shall not exceed 3,415,000 shares. The Existing Shareholders and the Purchasers agree that such additional Purchasers shall be treated as Purchasers hereunder upon such party's execution of a supplemental signature page to this Agreement and the addition of such person's name to Exhibit B hereto. Thereafter, the participants in closings after the first closing, but not later than 60 days from March 22, 1999, shall be Purchasers for purposes of this Agreement."


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2.      Except as amended as set forth above, the Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

The Company:                   SKYSTREAM CORPORATION
                                      a California corporation

                                      By:   /s/ James D. Olson
                                            --------------------------------
                                               James D. Olson, President


The Purchasers:                       BROADCAST TRUST


                                      By:    /s/ George A. Pavlov
                                            --------------------------------
                                      Name:     George A. Pavlov
                                              ------------------------------
                                      Title:   Administrative Trustee
                                               -----------------------------

                               WENDELL G. & ETHEL S. VAN AUKEN, AUKEN
                               TTEEs, THE WENDELL G & ETHEL S. VAN
                               TRUST U/D/T 09/17/75

                                      By: /s/ W. G. Van Auken
                                          ----------------------------------


                                      MAYFIELD VIII,
                                      A CALIFORNIA LIMITED PARTNERSHIP
                               By:    MAYFIELD VIII MANAGEMENT, L.L.C.
                                      A DELAWARE LIMITED LIABILITY
                                      COMPANY, its General Partner



                                      By: /s/ George A. Pavlov
                                          --------------------------------------
                                          George A. Pavlov, Authorized Signatory



        [First Amendment to Second Amended and Restated Rights Agreement]


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The Purchasers: (continued)          MAYFIELD ASSOCIATES FUND III,
                                     A CALIFORNIA LIMITED PARTNERSHIP
                              By:    MAYFIELD VIII MANAGEMENT, L.L.C.
                                     A DELAWARE LIMITED LIABILITY
                                     COMPANY, its General Partner



                                     By: /s/ George A. Pavlov
                                         --------------------------------------
                                         George A. Pavlov, Authorized Signatory


                                     INSTITUTIONAL VENTURE PARTNERS VII
                                     By Its General Partner
                                     Institutional Venture Management VII


                                     By: /s/ Geoffrey Y. Yang
                                         ----------------------------------
                                                  Geoffrey Y. Yang
                                                  General Partner


                                     INSTITUTIONAL VENTURE
                                     MANAGEMENT VII



                                     By:  /s/ Geoffrey Y. Yang
                                         ----------------------------------
                                                   Geoffrey Y. Yang
                                                   General Partner


                                     IVP FOUNDERS FUND I, L.P.
                                     By Its General Partner
                                     Institutional Venture Management
                                     VI, L.P.


                                     By:  /s/ Geoffrey Y. Yang
                                         ----------------------------------
                                                   Geoffrey Y. Yang
                                                   General Partner


        [First Amendment to Second Amended and Restated Rights Agreement]


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The Purchasers: (continued)               IVP BROADBAND FUND I, L.P.
                                          By Its General Partner
                                          IVP Broadband Management, LLC
                                          By Its Managing Director
                                          Institutional Venture Management
                                          VIII, LLC


                                          By:  /s/ GEOFFREY Y. YANG
                                              ----------------------------------
                                                        Geoffrey Y. Yang
                                                        Managing Director


                                          NORWEST VENTURE PARTNERS VII, LP
                                          By:    Itasca VC Partners VII, LLP
                                                 Its General Partner


                                          By:  /s/ PROMOD HAQUE
                                              ----------------------------------
                                                        Promod Haque
                                                        General Partner


                                          WS INVESTMENTS


                                          By:  /s/ ROBERT P. LATTA
                                              ----------------------------------

                                          LATTA FAMILY TRUST


                                          By: /s/ ROBERT P. LATTA
                                              ----------------------------------
                                                   Robert P. Latta, Trustee


                                              /s/ T.S. HOLLIFIELD
                                              ----------------------------------
                                                   Ted S. Hollifield



                                              /s/ MARIANNE S. BRADLEY
                                              ----------------------------------
                                                   Marianne S. Bradley


       [First Amendment to Second Amended and Restated Rights Agreement]